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Tronox Limited
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On February 21, 2017, certain communications were provided to employees of Tronox Limited. A copy of the communication is included below.

Dear Colleague,

I am happy to share some exciting news about the future of our company.  Today Tronox announced that it has reached a definitive agreement to acquire Cristal’s TiO2 business.  The combination of our two global enterprises will create the world’s largest TiO2 pigment company. As a united company we will continue to operate under the name Tronox.

This acquisition is expected to increase our ability to provide great products at the best prices throughout the world.  We will grow faster as a combined entity and increase our ability to produce profit by becoming more efficient and participating in more product and geographic markets. It provides us expanded market reach and manufacturing footholds in new regions such as Brazil, the Middle East, and the People’s Republic of China.

Tronox also announced that we are commencing a sale process of our Alkali business to raise funds for our purchase of Cristal. The caliber of the Alkali workforce and their commitment to high-quality production are unmatched in the natural soda ash industry. I thank the leadership team and all of our Alkali colleagues for their contributions to Tronox.

In the weeks and months ahead, integration teams will be working to ensure that when the Cristal transaction closes, we are ready to operate as one company, serving customers around the globe.  The company will be providing updates on this work throughout this period.

I know that change of this nature raises many questions.  We will do our best to address your questions, but please keep in mind that we are the beginning of the journey, and the majority of the integration work, and the answers for many of your questions, are yet to come.

I will be hosting a conference call for investors and analysts this morning (February 21) at 8:30 a.m., New York time.  If you are unable to listen to the call live, a link to the playback recording and transcript will be available on Tronet. In addition, a question and answer document and an overview of the Tronox-Cristal combined operations and site locations have been posted on Global Tronet. I encourage you to visit the site to learn more about this news.

Thank you for your continued teamwork and support for our company.  Working together safely, we are building a brighter future from the ground up.

Warm regards,

Tom

Additional Information and Where to Find It

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval. In connection with the Transaction Agreement, by and between Tronox Limited (the “Company”), The National Titanium Dioxide Company (“Cristal”) and Cristal Inorganic Chemicals Netherlands Coöperatief W.A. (the “Transaction”), the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a proxy statement. Investors and Securityholders are urged to read the proxy statement (including all amendments and supplements thereto) and all other relevant documents regarding the proposed Transaction filed with the SEC or sent to shareholders as they become available as they will contain important information about the Transaction. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.tronox.com or by contacting the Company’s Investor Relations at +1.203.705.3722.

Certain Information Regarding Participants

The Company, Cristal and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. You can find information about the Company’s directors and executive officers in the Company’s definitive annual proxy statement filed with the SEC on April 8, 2016. Additional information regarding the interests of such potential participants will be included in the proxy statement regarding the Transaction and other relevant documents filed with the SEC.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management’s current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intended,” “expect,” and “anticipate,” and include statements about expectations for future results.

The forward-looking statements involve risks that may affect the company’s operations, markets, products, services, prices and other risk factors discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the period ended March 31, 2016. Significant risks and uncertainties may relate to, but are not limited to, the risk that the Transaction will not close, including by failure to obtain shareholder approval, failure to obtain any necessary financing or the failure to satisfy other closing conditions under the Transaction Agreement or by the termination of the Transaction Agreement; failure to plan and manage the Transaction effectively and efficiently; the risk that a regulatory approval that may be required for the Transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that expected synergies will not be realized or will not be realized within the expected time period; unanticipated increases in financing and other costs, including a rise in interest rates; reduced access to unrestricted cash; compliance with our bank facility covenants; the price of our shares; general market conditions; our customers potentially reducing their demand for our products; more competitive pricing from our competitors or increased supply from our competitors; operating efficiencies and other benefits expected from the Transaction. Neither the Company’s investors and securityholders nor any other person should place undue reliance on these forward-looking statements. Unless otherwise required by applicable laws, the Company undertakes no obligations to update or revise any forward-looking statements, whether as a result of new information or future developments.